Exhibit 10.4

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT, made as of this [     ] day of [     ], 20[     ], (the “Agreement”) between NATIONSTAR MORTGAGE HOLDINGS INC. (the “Company”) and [            ] (the “Grantee”).

WHEREAS, the Company has adopted the 2012 Incentive Compensation Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the Company’s employees, consultants and directors with an appropriate incentive to encourage them to continue in the employ of the Company and to improve the growth and profitability of the Company; and

WHEREAS, the Section 7 of the Plan provides for the grant to Participants in the Plan of Other Stock-Based Awards, including restricted stock.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an Award of [        ] shares of Common Stock of the Company (collectively, the “Restricted Stock”).

2. Grant Date. The Grant Date of the Restricted Stock hereby granted is [     ], 20[     ].

3. Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board of Directors or the Committee shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

4. Vesting Date. The Restricted Stock shall become vested as follows: 33.3% of the shares of Restricted Stock shall vest on the first anniversary of the Grant Date; 33.3% of the shares of Restricted Stock shall vest on the second anniversary of the Grant Date; and 33.4% of the shares of Restricted Stock shall vest on the third anniversary of the Grant Date; provided that the Grantee remains continuously a member of the Board of the Company through each such applicable vesting date. Notwithstanding the foregoing, (i) in the event that the Grantee’s service as a member of the Board ends on account of the Grantee’s death or Disability at any time, all unvested shares of Restricted Stock not previously forfeited shall immediately vest on such date service ends and (ii) in the event of a Change in Control, all unvested shares of Restricted Stock not previously forfeited shall vest on such Change in Control.

For purposes of this Agreement, “Disability” shall mean (i) “Disability” as defined in such Participant’s written contract of Employment or engagement, if any, as may be in effect at the time of the occurrence of any acts or omissions that may constitute “Disability”; or (ii), in the case of any Participant who is not party to any such written contract or whose written contract does not contain a definition of “Disability,” a mental or physical condition which, with or without reasonable accommodations, renders a Participant permanently unable or incompetent to carry out the responsibilities he or she held or tasks and duties as a member of the Board of the Company at the time the condition was incurred, with such determination to be made by the Committee on the basis of such medical and other competent evidence as the Committee in its sole discretion shall deem relevant.

5. Forfeiture. Subject to the provisions of the Plan and Section 4 of this Agreement, shares of Restricted Stock which have not become vested on the date the Grantee’s service as a member of the Board of the Company ends for any reason, shall immediately be forfeited on such date.

6. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

7. Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

10. Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and this Award of Restricted Stock shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

NATIONSTAR MORTGAGE HOLDINGS INC.

By: Jay Bray Title: Chief Executive Officer
Acknowledged and Accepted:

[Participant]